JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, Strome Investment Management, LP, Strome Group, Inc. and Mark E. Strome agree separately with each of Strome Mezzanine Fund, LP and Strome Alpha Fund, L.P. to the joint filing on behalf of each of them a statement on Schedule 13D/A (including amendments thereto, if any) with respect to the shares of common stock of Zivo Bioscience, Inc., a Michigan corporation, and that this Agreement may be included as an Exhibit to such joint filing.

Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D/A and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 21st of November 2017.

Strome Mezzanine Fund, LP

By: Strome Investment Management, LP

Its: General Partner

By: Strome Group, Inc.

Its: General Partner

By: /s/ Mark E. Strome

Name: Mark E. Strome

Its: President

Strome Alpha Fund, L.P.

By: Strome Investment Management, LP

Its: General Partner

By: Strome Group, Inc.

Its: General Partner

By: /s/ Mark E. Strome

Name: Mark E. Strome

Its: President

Strome Investment Management, LP

By: Strome Group, Inc.

Its: General Partner

By: /s/ Mark E. Strome

Name: Mark E. Strome

Its: President

Strome Group, Inc.

By: /s/ Mark E. Strome

Name: Mark E. Strome

Its: President

/s/ Mark E. Strome

Mark E. Strome